UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

Global Innovative Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

(852) 2546-1808
(Registrant’s telephone number, including area code)

2114 Nanton Avenue, Vancouver, B.C., Canada V6L 3C7
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tomi Fuji Energy Management Services Consultants Limited, a Hong Kong company and wholly-owned company of Global Innovative Systems, Inc. (“Tomi Fuji”), entered into a sales agreement dated February 7, 2005 (the “Sales Agreement”), between Tomi Fuji and Versatech Group Limited, a Hong Kong corporation (“Versatech”). Pursuant to the Sales Agreement, Tomi Fuji agreed to sell eleven Eco-Pro Energy Saver products as set out in the Sales Agreement (the “Products”) to Versatech in consideration for the payment by Versatech of HK$13,079,559.00 (approximately US$1,676,867.00).

Tomi Fuji is entitled to terminate the Sales Agreement in the event that Versatech fails to comply with any of the terms of the agreement including a failure to pay the purchase price. In the event that Tomi Fuji terminates the Sales Agreement, Tomi Fuji is permitted to repossess the Products, whether or not the Products have become attached or affixed to the property of Versatech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

By: /s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: February 10, 2005